EXHIBIT 10.18

THIS TRANSACTION FEE AGREEMENT (this “Agreement”) is made as of the 20th day of December, 2013.

BETWEEN:

SOCIAL REALITY, INC.

456 Seaton Street

Los Angeles, California 90013

(the “Company”)

OF THE FIRST PART

AND:

T.R. WINSTON & COMPANY, LLC

376 Main Street
Bedminster, New Jersey 07921

(the “Broker”)

OF THE SECOND PART

W H E R E A S:

A.

The Company will enter into a Subscription Agreement (the “Subscription Agreement”) with the purchasers to be  identified on the signature pages of the Subscription Agreement (collectively, the “Investors”) in connection with the placement of Class A common stock of the Company (the “Offering”) in the aggregate amount of $5,000,000 (the “Common Stock”);

B.

The Broker is a licensed broker-dealer with the Financial Industry Regulatory Authority, Inc. (“FINRA”);

C.

The Broker introduced the Company to the Investors and assisted the Company in the transactions contemplated by the Subscription Agreement;

D.

If the Company closes the transaction contemplated herein, the Company wishes to reward the Broker for its services in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

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1.

The Company agrees to compensate the Broker as follows: (i) ten percent (10%) of the gross proceeds of the Offering, payable at the Closing (as defined in the Subscription Agreement), (ii) a Warrant (the "Broker Warrant") issued at the Closing to purchase a number of shares of Common Stock equal to ten percent (10%) of the aggregate number of shares of Common Stock sold to the Investors with a strike price of $2.00 per share. The Broker Warrant shall vest immediately upon issuance; and (iii) three percent (3%) of the gross proceeds of the Offering, payable at the Closing, for a non-accountable expense allowance.  Fees and Warrants shall be paid to Broker in the manner and in the name designated by Broker.

2.

The parties hereto, and each of them, covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

3.

By execution hereof, the Company acknowledges that the Broker does not provide investment advice or financial planning services.  In that regard, the Broker is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security.  Rather, the Broker’s services will be limited to those properly provided by a licensed broker-dealer (T.R. Winston & Company, LLC is registered with FINRA as an “Introducing Broker/Dealer” or “K” broker/ dealer in accordance with Section 15 of the Securities and Exchange Act of 1934, as amended.)

4.

The Company hereby agrees to indemnify and hold harmless the Broker, its managers, members, agents and employees (collectively referred to as the Broker for purposes of this Section 4) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of any actions taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the case of gross negligence or willful misconduct on the part of such Broker) in connection with the transactions contemplated by the Subscription Agreement or otherwise related to or arising out of the Broker’s activities on behalf of the Company.  The Company shall reimburse Broker for all expenses (including the fees and expenses of counsel) incurred by such Broker in connection with investigating, preparing or defending any such claim, action, suit or proceeding, including in connection with pending or threatened litigation to which Broker is a party,  except in the case of gross negligence or willful misconduct on the part of such Broker.

5.

The Broker represents and warrants that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, or any directors, executive officers, general partners, managing members or other officers of any selling agent of the Broker participating in the Offering (collectively, “Dealer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act of 1933, as amended (a “Disqualification Event”) except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act of

1933, as amended, and (ii) a description of which has been furnished to the Company prior to the date hereof.   The Broker will notify the Company in writing, prior to a Closing (as that term will be defined in the Subscription Agreement) of the sale of any shares of Common Stock pursuant to the Offering of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with this paragraph 5, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person.

6.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

7.

This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State.  In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.  The parties hereto hereby submit to the exclusive jurisdiction of the state courts or the United States Federal Courts located in California with respect to any dispute arising under this Agreement or the transactions contemplated hereby.  The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

8.

This Agreement consists of a total of three (3) pages.  This Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement.  A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

SOCIAL REALITY, INC.

By:	/s/ Chris Miglino
Name:	Chris Miglino
Title:	Chief Executive Officer

T.R. WINSTON & COMPANY, LLC

By:	/s/ G. Tyler Runnels
Name:	G. Tyler Runnels
Title:	Chairman & Chief Executive Officer

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